UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

Valpey-Fisher Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	1-4184	06-0737363
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)
75 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 435-6831

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On July 23, 2009, the Board of Directors of Valpey-Fisher Corporation (the “Corporation”) increased the number of directors from six to eight and elected Gary Ambrosino and Steven Schaefer as new directors.  Mr. Ambosino and Mr. Schaefer have not been appointed to serve on any committees at this time.  They will participate in the Corporation’s standard non-management director compensation program, which is described in the Corporation’s most recent proxy statement, filed with the Securities and Exchange Commission on April 10, 2009, under the caption, “Corporate Governance – Director Compensation”, which portion of such proxy statement is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2009, the Board of Directors of Valpey-Fisher Corporation ("the Company") voted to amend Article III, Section 1 of the Company's By-Laws to increase the number of directors from six to eight.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.2	Amendment to Article III, Section 1 of the By-Laws effective July 23, 2009. Filed herewith.

	3.3	By-Laws effective July 23, 2009. Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valpey-Fisher Corporation

Date:	July 23, 2009	By:	/s/ Michael J. Kroll
Michael J. Kroll
Vice President, Treasurer and
Chief Financial Officer